ISSUER FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration Statement No. 333-178960

Dated October 1, 2014

Headline	Description Line 1	Description Line 2	Display URL
ETRACS 2x Leveraged ETN	Linked to US High Dividend Low	Volatility Index Total Return HDLV.	www.ubs.com/ETN
ETRACS ETN	Innovative Income Investing with	ETRACS Suite of Income ETNs.	www.ubs.com/ETN
ETRACS ETN	2x Leveraged ETN with monthly	pay compounded performance; HDLV.	www.ubs.com/ETN
ETRACS Leveraged ETN	US high dividend and low	volatility index and new ETRACS ETN	www.ubs.com/ETN
ETRACS ETN	Leveraged exposure to US High	Dividend and Low Volatility Index.	www.ubs.com/ETN
ETRACS ETN	High income potential through	our new 2x leveraged product; HDLV.	www.ubs.com/ETN